EXHIBIT 4.1

KCS Energy, Inc.

7 1/8 % Senior Notes due 2012

First Supplemental Indenture

Dated as of April 8, 2005

to

Indenture

Dated as of April 1, 2004

U.S. Bank National Association,

as Trustee

     FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of April 8, 2005 to the INDENTURE, dated as of April 1, 2004 (the “Original Indenture” and, as so amended and supplemented by this Supplemental Indenture, the “Indenture”), among KCS ENERGY, INC., a Delaware corporation (the “Company”), each of the GUARANTORS (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

     WHEREAS, pursuant to the Original Indenture, the Company established and issued a series of its Securities (as defined in the Indenture) designated as its 7 1/8% Senior Notes due 2012 (the “Securities”) in the initial aggregate principal amount of $175,000,000 (the “Initial Securities”);

     WHEREAS, Section 2.2 of the Original Indenture provides that the Company may issue Additional Securities under the Indenture subsequent to the Issue Date, subject to Section 4.3 of the Indenture; provided, however, in no event may the Company issue any Additional Securities if, as a result of any such issuance, the aggregate principal amount of Securities outstanding would exceed the maximum aggregate principal amount of Securities permitted under the Existing Credit Facilities or any other Credit Facilities, in each case as in effect on the date of such issuance, which shall form a single series with the other Securities and shall have the same terms, without consent of any Holder;

     WHEREAS, the Company represents that the issuance of the Additional Securities is in compliance with Section 4.3 of the Indenture and would not exceed the maximum aggregate amount of Securities permitted under the Existing Credit Facilities and the other Credit Facilities as in effect on the date of issuance of the Additional Securities;

     WHEREAS, pursuant to Section 9.1(9) of the Original Indenture, the Company, the Guarantors and the Trustee may amend or supplement the Original Indenture to provide for the issuance of Additional Securities in accordance with the Original Indenture;

     WHEREAS, the Company desires to issue $100,000,000 aggregate principal amount of Additional Securities which will be part of the same series as the Initial Securities;

     WHEREAS, the conditions set forth in the Original Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Original Indenture have been done.

     NOW THEREFORE:

     Pursuant to Section 2.2 of the Indenture, there is hereby authorized for issuance, authentication and delivery under the Indenture $100,000,000 aggregate principal amount of Additional Securities of the same series as the Initial Securities issued under the Original Indenture, and in consideration of the premises and the purchase and acceptance of the Additional Securities by the Holders thereof, the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Securities, that the Original Indenture is hereby supplemented and amended, to the extent and for the purposes expressed herein, as follows:

ARTICLE I

AMENDMENTS TO THE ORIGINAL INDENTURE

Section 1.1 Amendments to Original Indenture

     The Original Indenture is hereby amended and supplemented as follows:

     (a) The series of Securities established by the Original Indenture hereby shall be increased by the issuance of Additional Securities in an aggregate principal amount of $100,000,000, which shall form a single series with the Initial Securities and be subject to, and be entitled to the benefits, of the Indenture. The Additional Securities will be issued on April 8, 2005. Interest on the Additional Securities shall accrue from April 1, 2005, which is the most recent date to which interest on the Initial Securities has been paid. The Additional Securities initially shall be Restricted Global Securities entitled to the benefits of the Registration Rights Agreement relating to the Additional Securities.

     (b) The form of the Securities, including the Additional Securities, is set forth in Exhibit A to the Original Indenture and the form of the Subsidiary Guarantee is set forth in Exhibit D to the Original Indenture and such forms with respect to the Additional Securities shall contain such changes as may be appropriate to reflect the issuance of the Additional Securities (including the accrual of interest from April 1, 2005) and the amendment of the Original Indenture by this Supplemental Indenture. The Additional Securities initially shall bear a separate CUSIP number from that for the Securities until an exchange offer for the Additional Securities has been consummated in accordance with the Registration Rights Agreement. The Additional Securities initially shall bear the Private Placement Legend until such legend may be removed in accordance with the Indenture.

     (c) All references to the Securities in the Original Indenture and the form of the Securities set forth in the Original Indenture shall be amended, supplemented and deemed to include the Additional Securities issued hereunder.

ARTICLE II

MISCELLANEOUS

Section 2.1 Defined Terms

     Unless otherwise provided in this Supplemental Indenture, all defined terms used in this Supplemental Indenture shall have the meanings assigned to them in the Original Indenture.

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Section 2.2 Conflict with Trust Indenture Act

     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or excluded, as the case may be.

Section 2.3 Effect of Headings

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.4 Successors and Assigns

     All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors, whether so expressed or not.

Section 2.5 Separability Clause

     In case any provision in this Supplemental Indenture or in the Securities (including the Additional Securities) shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6 Governing Law

     This Supplemental Indenture, the Securities (including the Additional Securities) and the Subsidiary Guarantees shall be governed by and construed and enforced in accordance with the law of the State of New York.

Section 2.7 Acceptance by Trustee

     The Trustee accepts the amendments to the Original Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company, and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 2.8 Counterparts

     This Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which so executed shall be an original, but such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

KCS ENERGY, INC.

By:		/s/ James W. Christmas

	Name:	James W. Christmas
	Title:	Chief Executive Officer and
Chairman of the Board

GUARANTORS:

KCS RESOURCES, INC.

By:		/s/ J. T. Leary

	Name:	J. T. Leary
	Title:	Vice President and Chief Financial
Officer

MEDALLION CALIFORNIA PROPERTIES COMPANY

By:		/s/ J. T. Leary

	Name:	J. T. Leary
	Title:	Vice President and Chief Financial
Officer

KCS ENERGY SERVICES, INC.

By:		/s/ J. T. Leary

	Name:	J. T. Leary
	Title:	Vice President and Chief Financial
Officer

PROLIQ, INC.

By:		/s/ James W. Christmas

	Name:	James W. Christmas
	Title:	President, Chief Executive Officer
and Chairman of the Board

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:		/s/ R. Prokosch

	Name:	Richard H. Prokosch
	Title:	Vice President

Signature Page to KCS Energy, Inc. Supplemental Indenture, dated as of April 8, 2005